Exhibit 23.4

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988
December 16, 2010
Boards of Directors
Rockville Financial, MHC
Rockville Financial New, Inc.
Rockville Bank
1645 Ellington Road
South Windsor, Connecticut 06074
Members of the Boards of Directors:
     We hereby consent to the use of our firm’s name in the Form S-1 Registration Statement for Rockville Financial New, Inc. and in the Application for Conversion of a Mutual Holding Company to a Capital Stock Holding Company to the Banking Commissioner of the Connecticut Department of Banking, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and reference to our Appraisal and our statements concerning subscription rights and liquidation rights in such filings including the prospectus of Rockville Financial New, Inc.
Sincerely,
/s/ RP FINANCIAL, LC.
RP FINANCIAL, LC.

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